UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

NXCHAIN INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22735	45-3977747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11753 Willard Avenue Tustin, California	92782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 832-3249

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 9, 2016, NXChain, Inc. (“the Company”) signed a non-binding letter of intent to merge with LXCCoin Ltd., a United Kingdom corporation (“LXCC”), pending due diligence of its business and technology. Subsequent to this event and after the Company performed its due diligence of LXCC, its business plans and its technology, the Company determined that it would be in the Company’s best interest to acquire only specific assets, which included LXCC’s digital-currency coin and related technology and certain intellectual property that the Company could utilize in its planned digital-currency payment processing platform service.

On September 26, 2016, the Company canceled the non-binding letter of intent with LXCC and entered into an Asset Purchase Agreement dated as of September 26, 2016 (the “Purchase Agreement”) with LXCC pursuant to which specific assets of LXCC were acquired by the Company. In exchange for the assets acquired, the Company issued to LXCC 14,243,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Following consummation of the asset purchase transaction, LXCC owned approximately 57.97% of the Company’s issued and outstanding shares of the Common Stock, which shares gave LXCC effective control of the Company.

The assets acquired by the Company from LXCC include:

●	The LXCCoin (Digital-Currency Coin) code.
●	The LXCCoin node network and code that the digital-coins transact through 1,100,560,510 digital-currency LXCCoins (“digital-coin”) in issue as of September 26, 2016.
●	iOS and Android apps and wallets.
●	Related brands, website and logos.
●	Related intellectual property.
●	Related third-party licenses.

The Company plans to use these assets as part of its planned digital-currency payment processing platform that will enable other companies to provide an assortment of online and mobile payment services for products and services that they sell. The Company plans to both white-label and private-label its payment processing platform for other companies. In addition, the Company plans to further develop its payment processing platform to support micro-payments, online paywalls, P2P lending and other popular digital-currency services.

The foregoing description of the asset acquisition is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibits 10.1 to this Report.

The Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or to provide any other factual information, about the assets acquired by the Company, the Company or LXCC. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties to the Purchase Agreement (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the assets acquired by the Company, the Company or LXCC. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

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Item 2.01	Completion of Acquisition or Disposition of Assets

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02	Issuance of Unregistered Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The sale of shares of Common Stock pursuant to the Purchase Agreement was the result of a privately-negotiated transaction without the use of public dissemination of promotional or sales materials, and was exempt from registration pursuant section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). LXCC and the Company agreed that the Company would legend the shares of Common Stock to indicate that such shares cannot be resold without an exemption from the registration requirements of the Securities Act, and that a legend would be placed on the certificates representing such shares indicating that such securities were “restricted securities” within the meaning of Rule 144(a)(iii) of the Securities Act. In connection with the transactions contemplated by the Purchase Agreement, LXCC represented that (i) it was purchasing the Common Stock for investment, and not for distribution, (ii) that it understood the restrictions on transfer applicable to such securities, and (iii) that the Company would code such securities so that they could not be transferred without the transferor furnishing to the Company an opinion of counsel satisfactory to the Company to the effect that such transfer was exempt from registration under the Securities Act.

Item 5.01	Changes in Control of Registrant

The information regarding the change of control of the Company in connection with the transactions contemplated by the Purchase Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

While there was no change in the Company’s officers or directors in connection with the consummation of the transactions contemplated by the Purchase Agreement, it is contemplated that LXCC or its affiliates will recommend changes to both the board of directors and the executive officers of the Company in the future.  While the Company has no obligation to accept any such recommendations of LXCC, by virtue of its majority ownership interest in the Company, LXCC has the ability to effectively elect all of the Company’s directors and thereby to effectively control the management, business and operations of the Company.  To the knowledge of the Company, there are no arrangements or understandings among LXCC and the current members of the board of directors of the Company or their respective associates with respect to the election of directors of the Company or other matters.

Item 9.01	Financial Statements and Exhibits

(b)	Exhibits.

10.1	Asset Purchase Agreement dated as of September 26, 2016 between NXChain, Inc. and LXCCoin Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2016

NXCHAIN INC.

By:	/s/ Michael B. Campbell
Michael B. Campbell
Chief Executive Officer

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